UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 10, 2008

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:         (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 10, 2008, at the Citigroup Annual Entertainment Conference, Dennis Strigl, President and Chief Operating Officer of Verizon Communications Inc. (Verizon) provided an update of Verizon’s initiatives to focus on its networks and strategic assets for sustained organic growth. Verizon reiterated that it continues to target double digit wireless revenue growth and wireless EBITDA margins to be in the 43-45 percent range. EBITDA – or earnings before interest, taxes, depreciation and amortization – adds depreciation and amortization to operating income; EBITDA margin is calculated by dividing EBITDA by wireless service revenues. Verizon is targeting wireline EBITDA margin eventually to improve from its current level of 27 percent to 33 to 34 percent. EBITDA margin is calculated by dividing EBITDA by wireline revenues.

Verizon passed more than 9 million homes at the end of 2007 with its fiber-to-the-premises deployment technology, known as FiOS, and it is targeting obtaining video franchises in key major cities over the next 12 to 18 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	January 11, 2008	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller